SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2011

MISSION COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

California	333-12892	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

3380 S. Higuera Street, San Luis Obispo, CA 93401

(Address of principal executive offices)

(Zip code)

(805) 782-5000

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On October 21, 2011 Mission Community Bancorp (the “Company”) entered into a First Supplemental Indenture with Wells Fargo Bank, National Association, as trustee.  Pursuant to the First Supplemental Indenture, the Company has assumed the obligations of Santa Lucia Bancorp (“SL Bancorp”) under that certain Indenture dated as of April 28, 2006 by and between SL Bancorp and Wells Fargo, National Association, as trustee (the “Indenture”)(the “Debt Assumption”).  Pursuant to the Indenture an aggregate of $5,155,000 in Junior Subordinated Debt Securities due July 7, 2036 (the “Debt Securities”) were issued by SL Bancorp.  The Debt Assumption was undertaken in connection with the merger transactions described in Item 2.01 below.

The Debt Securities were issued in connection with a private placement completed on April 28, 2006 of $5,155,000 of trust preferred securities (the “Trups Securities”) issued through Santa Lucia Bancorp (CA) Statutory Trust (the “Trust”).  In connection with this issuance, SL Bancorp entered into an Amended and Restated Trust Agreement, dated April 28, 2006, among SL Bancorp, Wells Fargo Bank, National Association and the administrators named therein, pursuant to which the Trups Securities were issued.  The Securities require quarterly distributions and bear interest at a variable rate which resets quarterly at the three-month LIBOR rate plus 1.48% per annum.  The Trups Securities mature in 30 years from issuance and are redeemable, in whole or in part, without penalty, commencing five years after issuance.

The proceeds from the initial sale of the Trups Securities on April 28, 2006 were used by the Trust to purchase the Debt Securities.  The Debt Securities bear interest at a variable rate which resets quarterly at the three-month LIBOR rate plus 1.48% per annum, and are redeemable, in whole or in part, without penalty, at the option of the Company, commencing five years after issuance.  The interest payments on the Debt Securities made by the Company will be used to pay the quarterly distributions payable by the Trust to the holders of the Trups Securities.

Item 2.01   Completion of Acquisition or Disposition of Assets.

On October 21, 2011 the two mergers contemplated under that certain Agreement and Plan of Merger dated June 24, 2011 by and among the Company, Carpenter Fund Manager GP, LLC (“Carpenter”), as General Partner of Carpenter Community BancFund L.P. and Carpenter Community BancFund-A., L.P. (the “Funds”), Mission Community Bank (“MC Bank”), SL Bancorp and Santa Lucia Bank (“SL Bank”) (the “Merger Agreement”) were consummated.    A copy of the Merger Agreement was filed as an exhibit to the Company’s Form 8-K filed on June 27, 2011.

Subject to the terms and conditions of the Merger Agreement, SL Bancorp was merged with CCI One Acquisition Corporation, a newly-formed wholly-owned subsidiary of the Funds (“CCI One”), with SL Bancorp being the surviving corporation (the “Merger”).  At the effective time of the Merger, each outstanding share of SL Bancorp common stock, other than any shares dissenting from the Merger, was converted into the right to receive $0.35 in cash or an aggregate of approximately $700,000 (the “Merger Consideration”).  In addition, immediately prior to the

Merger, and as a condition to the Merger, CCI One purchased from the United States Department of the Treasury the outstanding preferred stock and warrants issued by SL Bancorp in the Troubled Asset Relief Program for an aggregate purchase price of $2.8 million.   Immediately following the Merger, Santa Lucia Bank, the wholly-owned subsidiary of SL Bancorp, was merged with and into Mission Community Bank, the wholly-owned subsidiary of the Company, with MC Bank being the surviving bank (the “Bank Merger”).  In connection with the Bank Merger, the Company assumed the payment obligations of SL Bancorp under the Debt Securities.

A press release with respect to the consummation of the transactions contemplated by the Merger Agreement was issued on October 24, 2011, a copy of which is included as an Exhibit hereto.

Item 2.03  Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See the description contained in Item 1.01 above, which is incorporated by reference herein.

Item 3.02  Unregistered Sale of Equity Securities.

In order to provide additional capitalization to Mission Community Bank in order to support the Bank Merger, on October 21, 2011 Mission Asset Management, Inc., a wholly owned subsidiary of the Company, issued an aggregate of 10,000 shares of its newly authorized Series A Non-Cumulative Perpetual Preferred Stock (“MAM Preferred Stock”) and the Company issued warrants to purchase an aggregate of 2,202,641 shares of the Company’s common stock (the “Company Warrants”).  The Company Warrants are exercisable at a price of $4.54 per share and are exercisable for a term of 10 years from issuance.   The MAM Preferred Stock and the Company Warrants were issued for an aggregate purchase price of $10 million.  The Funds, principal shareholders of the Company, purchased an aggregate of $9.0 million of the MAM Preferred Stock and Company Warrants with another existing shareholder of the Company purchasing the balance of the MAM Preferred Stock and Company Warrants.

There were no underwriting discounts or commissions paid by the Company with respect to the sale of the MAM Preferred Stock and Company Warrants.  The sale was made pursuant to an exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended, as a privately negotiated transaction not involving a public offering.

Item 9.01 Financial Statements and Exhibits

(a)                                  Financial Statements of Business Acquired.

Financial statements of Santa Lucia Bancorp will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than January 6, 2012 (71 calendar days after the date this Current Report was required to be filed).

(b)           Pro Form Financial Information

Pro forma financial information reflecting the effect of the Merger will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than January 6, 2012 (71 calendar days after the date this Current Report was required to be filed).

(c)  Exhibits

Exhibit No.	Description

10.1	Amended and Rested Declaration of Trust, dated as of April 28, 2006, of Santa Lucia Bancorp (CA) Statutory Trust

10.2	Indenture dated as of April 28, 2006, between Wells Fargo Bank, National Association, as Trustee, and Santa Lucia Bancorp

10.3	First Supplemental Indenture dated as of October 21, 2011 between Wells Fargo Bank, National Association, as trustee and Mission Community Bancorp

99.1	Press Release dated October 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2011	MISSION COMMUNITY BANCORP

	By:	/s/ James Lokey
James Lokey, Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit Title

10.1	Amended and Rested Declaration of Trust, dated as of April 28, 2006, of Santa Lucia Bancorp (CA) Statutory Trust

10.2	Indenture dated as of April 28, 2006, between Wells Fargo Bank, National Association, as Trustee, and Santa Lucia Bancorp

10.3	First Supplemental Indenture dated as of October 21, 2011 between Wells Fargo Bank, National Association, as trustee and Mission Community Bancorp

99.1	Press Release dated October 24, 2011